CONSENT OF INDEPENDENT AUDITORS

     We consent to the use in this Registration Statement of Middle American Tissue Inc. on Form S-4 of our report dated December 23, 1996. We also consent to the reference to us under the heading "Experts".


                                              /s/ HOLTZ RUBENSTEIN & CO. LLP
                                              HOLTZ RUBENSTEIN & CO. LLP
Melville, New York
October 25, 1999